UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24,  2019

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Non-Employee Director Compensation Plan.

On September 24, 2019, the Board of Directors (the “Board”) of Jones Soda Co. (the “Company”) adopted a revised non-employee director compensation plan (the “Plan”) for providing cash and equity compensation to its non-employee directors for their service on the Board and committees of the Board. The Plan will be effective for the service of non-employee directors beginning January 1, 2020. The components of the Plan are as follows:

Standard Cash Compensation

The Company will pay cash compensation to its non-employee directors for their service to the Board and its committees beginning January 1, 2020 as follows:

Non-employee (NE) Director Annual Retainer (payable in quarterly payments)	$20,000
NE Director Board Meeting Attendance Fee (telephonic)	2,000 (500)
Chair of Board of Directors Annual Retainer	5,000
Chair of Audit Committee Annual Retainer	2,500
Chair of Compensation and Governance Committee Annual Retainer	1,000
Chair of Nominating Committee Annual Retainer	1,000
Audit Committee Member Annual Retainer	1,000
Compensation and Governance Committee Member Annual Retainer	500
Nominating Committee Member Annual Retainer	500

Standard Equity Compensation

Equity compensation for non-employee director service beginning January 1, 2020 will consist of the grant of an annual non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date),  with the number of shares underlying such award being determined by dividing $25,000 by the closing share price (as quoted on the OTCQB marketplace) on the date of grant (which shall be the first trading day in January in each calendar year), and such stock option award shall have an exercise price equal to the Company’s closing share price (as quoted on the OTCQB marketplace) on the date of grant. When joining the Board, each non-employee director shall be granted a non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date),  with the number of shares underlying such award being determined by dividing $25,000 by the Company’s closing stock price on the first trading day following the date on which such director is appointed), prorated based on the date on which such director is appointed,  and which stock option shall be granted as of the first trading day following the date on which such director was appointed, and shall have an exercise price equal to the Company’s closing share price (as quoted on the OTCQB marketplace) on the date of grant. The stock option awards described herein will be governed by the Company’s 2011 Incentive Plan filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2011 and the Company’s standard form of stock option grant notice and agreement filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2011, each incorporated into this Item 8.01 by reference.

Item 8.01    Other Events.

On September 24, 2019, in light of previously disclosed changes to the composition of the Company’s Board, the Board appointed directors to the standing Board committees as follows:

Audit Committee

·	Jeffrey D. Anderson
·	Michael M. Fleming

Compensation and Governance Committee

·	Michael M. Fleming
·	Jeffrey D. Anderson
·	Paul Norman

Nominating Committee

·	Michael Fleming
·	Jeffrey D. Anderson
·	Clive Sirkin

For more information about our Board committees and the duties and responsibilities of members of our Board committees, see the “Board of Directors and Corporate Governance” section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

September 30, 2019	By:	/s/ Jennifer L. Cue
Jennifer L. Cue President, Chief Executive Officer and Acting Principal Financial Officer